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                                                                     Exhibit 8.1
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                                 March 2, 1999


AmerInst Insurance Group, Inc.
P.O. Box 1330
Montpelier, VT 05601

Ladies and Gentlemen:

     At your request, we have examined the registration statement to which this opinion is an Exhibit (the "Registration Statement") of AmerInst Insurance Group, Ltd., a Bermuda corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of shares of common stock of the Company to be issued in connection with the proposed transfer of all of the assets and liabilities of AmerInst Insurance Group, Inc., a Delaware corporation ("AIIG"), to the Company, solely for Company stock, with the currently outstanding Company stock being canceled (the "Exchange"), followed by the dissolution of AIIG,, with holders of shares of AIIG stock receiving from AIIG in exchange therefor the Company stock previously issued to AIIG (the "Dissolution"). Our opinion has been requested regarding certain United States Federal income tax consequences of this Exchange and Dissolution.

     The terms of the proposed Exchange and Dissolution are contained in the Registration Statement. Terms not otherwise defined in this letter shall have the meanings assigned to them in the Registration Statement.

     We assume in rendering this opinion that the Exchange and Dissolution will be consummated as described in the Registration Statement, and that all of the factual information, descriptions, representations and assumptions set forth in the Registration Statement and in the certificate letter to us from AIIG, dated January 18, 1999, were accurate and complete at the date of such certificate letter, and will be accurate and complete at the time the Exchange and Dissolution become effective (the "Effective Time"), and that the disclosure set forth in the Prospectus/Proxy Statement ("Prospectus/Proxy Statement") contained in the Registration Statement that is to be mailed to AIIG stockholders in connection with the special meeting of stockholders (at which AIIG stockholders will be asked to approve the Exchange and Dissolution) is accurate and complete. We have made no independent investigation as to the facts set forth in any of the foregoing. Nothing has come to our attention, however, that would indicate in any material respect that such facts as so set forth are not accurate or complete or do not include all material facts relevant to our opinion.

     Subject to and based on the foregoing and on the other matters set forth herein, it is our opinion that, for United States income tax purposes, the Exchange and Dissolution will qualify as a "reorganization" under Section 368(a) of the Code, and AIIG and the Company will each be a party

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AmerInst Insurance Group, Inc.

March 2, 1999
Page 2


to such reorganization within the meaning of Section 368(b) of the Code. Accordingly, with respect to each stockholder of AIIG, no gain or loss will be recognized on the exchange of AIIG stock for Company stock in the Exchange and Dissolution; the tax basis of the Company stock received will be the same as the AIIG stock surrendered in exchange therefor; and the holding period of the Company stock received will include the holding period of the AIIG stock surrendered in exchange therefor, provided that the AIIG stock surrendered was a capital asset in the hands of such stockholder.

     We are of the opinion that the description of the United States law contained in the Prospectus under the caption "United States Federal Income Tax Consequences" appearing on pages 42 through 45 of the Prospectus/Proxy Statement, is correct in all material respects.

     Our opinion is based on the understanding that the relevant facts are, and will be at the Effective Time, as set forth or referred to in this letter. If this understanding is incorrect or incomplete in any respect, the validity and/or scope of our opinion could be affected.

     This opinion is based on the Code and the regulations thereunder, and on the interpretations thereof by the Internal Revenue Service and courts having jurisdiction over such matters, none of which squarely addresses every precise factual circumstance present in connection with the Exchange and Dissolution, but all of which, taken together, in our opinion provide a sufficient legal basis for our opinions set forth herein. However, the possibility exists that our opinion as to the proper application of the law to the facts of the Exchange and Dissolution would not be accepted by the Internal Revenue Service or would not prevail in court. In addition, the authorities upon which we have relied are all subject to change and such change may be made with retroactive effect. We can give no assurance that after any such change, our opinion would not be different. Lastly, any variation or difference in the fact as incorporated herein might affect the conclusions stated herein.

     This opinion is for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose, except that we consent in accordance with the requirements of Item 601(a)(23) of Regulation S-K under the Securities Act, to the filing of this opinion as Exhibit 8.1 of the Registration Statement, and to the use of our name under the captions "United States Federal Income Tax Consequences" and "Legal Opinions" in the Prospectus/Proxy Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                 Very truly yours,



                                                 ALTHEIMER & GRAY

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